POWER OF ATTORNEY

	Each of the undersigned hereby constitutes and appoints each of Kenneth C. Carter, Thomas G. David and Gary Lessing of Avalon Pharmaceuticals, Inc., or his assignee, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder;

(2)	do
and perform any and all acts for an on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission, the Nasdaq National Market, the Pacific Exchange, Inc. and any other authority; and

(3)	take any other action of any
type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

Each of the undersigned hereby
grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney can only be revoked by delivering a signed, original "Revocation of Power of Attorney" to each attorney-in-fact.

IN WITNESS
WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 26th day of September, 2005.

				 GIMV N.V.


By:    /s/ Dirk Boogmans	By:    /s/ Patrick Van Beneden

Name:
Dirk Boogmans	    Name:  Patrick Van Beneden

Title: President & CEO
Title: Executive Vice-President

		    Adviesbeheer GIMV Life

Sciences N.V.

By:    /s/ Dirk Boogmans    By:    /s/ Patrick Van
Beneden

Name:  Dirk Boogmans	   Name:  Patrick Van Beneden

Title:
Director		   Title: Director